Exhibit 5.9

July 11, 2014

LifePoint Hospitals, Inc.

330 Seven Springs Way

Brentwood, TN 37027

Ladies and Gentlemen:

We are special Kansas counsel to the entities listed on Schedule A (each a “Guarantor” and collectively the “Guarantors”), each a subsidiary of LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of $1,100,000,000 in aggregate principal amount of the Company’s 5.5% senior notes due 2021 (the “New  Notes”), pursuant to the Company’s registration statement on Form S-4 (File No. 333–        ) filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (as the same may be amended from time to time, the “Registration Statement”).  As described in the Registration Statement, the New Notes will be exchanged for the Company’s (i) outstanding 5.5% senior notes due 2021 issued on December 6, 2013 in the aggregate principal amount of $700,000,000 (the “Initial Old Notes”) and (ii) outstanding 5.5% senior notes due 2021 issued on May 12, 2014 in the aggregate principal amount of $400,000,000 (the “Additional Old Notes” and with the Initial Old Notes, the “Old Notes”). The Company will issue the New Notes pursuant to an indenture dated as of December 6, 2013 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).  As further described in the Registration Statement, the Guarantors will unconditionally guarantee the performance and full and punctual payment of all obligations of the Company under the New Notes and Indenture (the “Guarantee”).

In such capacity, we have reviewed and relied only on:

(A)                         the New Notes;

(B)                         the Indenture;

(C)                         For each Guarantor listed on Schedule A that is a corporation (each, a “Guarantor Corporation”), such Guarantor Corporation’s Articles of Incorporation, as amended (the “Articles”), which have been certified by the Secretary of such Guarantor Corporation as of July 8, 2014 to be correct and complete;

(D)                         For each Guarantor Corporation, such Guarantor Corporation’s bylaws, as amended (the “Bylaws”), which have been certified by the secretary of such Guarantor Corporation as of July 8, 2014 to be correct and complete;

(E)                          For each Guarantor listed on Schedule A that is a limited liability company (each, a “Guarantor LLC”), such Guarantor LLC’s certificate of formation and limited liability company agreement, each as amended (the “Company Documents” and with the Articles and Bylaws, the “Organizational Documents,”) which have been certified by the Secretary of such Guarantor LLC as of July 8, 2014 to be correct and complete;

(F)                           For each Guarantor, the resolutions adopted by the Board of Directors, Board of Managers, Sole Member, Manager or equivalent body of such Guarantor, as the case may be, and any committee thereof, duly authorizing the Guarantee;

(G)                         For each Guarantor, a certificate from the Kansas Secretary of State indicating that such Guarantor is in good standing in Kansas as of June 24, 2014;

(H)                        A Secretary’s Certificate of each of the Guarantors dated as of July 8, 2014 (the “Secretary’s Certificates”) and the exhibits or addenda thereto (including a copy of the resolutions adopted by the board of directors or manager, as applicable, of each Guarantor duly authorizing the Guarantee); and

(I)                             the Registration Statement and the prospectus included therein applicable to the New Notes (the “Prospectus”).

The documents listed in clauses (A) and (B) are collectively referred to herein as the “Transaction Documents.”  The documents listed in clauses (C) through (F) are collectively referred to herein as the “Corporate Records.”  The documents listed in clauses (G) through (I) are collectively referred to herein as the “Due Diligence Information.”

We call your attention to the fact that, to the extent specifically qualified and limited below in paragraphs (a) through (h) and in the specific opinions rendered, we did not conduct an investigation that independently confirms the facts upon which we render this opinion and, with your permission, we have assumed and relied upon the accuracy of all factual information set forth in and made by the Company and Guarantors in the Registration Statement, the Prospectus, the Transaction Documents and the Secretary’s Certificates, together with certain representations and statements made to us by public officials as to factual matters material to the opinions expressed herein.

In rendering our opinions as to the good standing of each Guarantor, we have relied exclusively on a certificate of a public official of the State of Kansas.

The opinions and statements expressed herein are subject to the following assumptions, comments, conditions, exceptions, qualifications and limitations:

(a)                     Our opinions and statements expressed herein are restricted to matters governed by the internal laws of the State of Kansas, without regard to conflict of laws.

(b)                     In reviewing the Transaction Documents, Corporate Records, and Due Diligence Information, we have assumed the genuineness of all signatures and initials thereon, the genuineness of all notaries contained thereon, and the conformance of all copies with the original thereof and originals to all copies thereof.  We have further assumed that all certificates, documents and instruments dated prior to the date hereof remain accurate and correct on the date hereof.  We have made no review of agreements, documents or transactions described or referred to in the Corporate Records other than the Corporate Records, and we express no opinion as to the effect of such terms, conditions or provisions of such agreements, documents and transactions upon the Transaction Documents or the matters discussed herein.  We have further assumed that all Due Diligence Information is accurate, complete and authentic (including proper indexing and filing).

(c)                      None of the opinions below includes any implied opinion unless such implied opinion is both (i) essential to the legal conclusion reached by the express opinions set forth below, and (ii) based upon prevailing norms and expectations among experienced lawyers in the State of Kansas, reasonable under the circumstances.

(d)                     We have assumed the guarantee of the New Notes is not prohibited under any agreement or corporate document, other than each Guarantor’s respective Organizational Documents to which we opine in paragraphs one and two below, that is binding upon any of the Guarantor.

(e)                      We have assumed the Registration Statement, and any required post-effective amendments thereto, have all or will all become effective under the Securities Act.  We have further assumed that no stop order suspending the effectiveness of the Registration Statement or of any post-effective amendment to the Registration Statement is or will be in effect and no proceedings for such purpose or pursuant to Section 8 of the Securities Act have or will have been instituted or threatened by the Commission against the Company or related to the exchange offer contemplated in the Registration Statement.

(f)                       We have assumed the New Notes will be duly executed, issued and delivered by the Company in exchange for the Old Notes, all in accordance with the exchange offer contemplated by the Registration Statement.

(g)                      We have assumed the Indenture remains effective as of the date hereof and has been and remains duly qualified under the Trust Indenture Act of 1939, as amended.

(h)                     We express no opinion as to the statutes, administrative decisions, and rules and regulations of any county, municipal and special political subdivisions.

Based on the foregoing, and qualified in the manner and to the extent set forth herein, we are of the opinion that:

1.                          Each Guarantor Corporation is a corporation validly existing and in good standing under the laws of the State of Kansas, with the corporate power generally to conduct business and perform its guarantee obligations under the Indenture.

2.                          Each Guarantor LLC is a limited liability company validly existing and in good standing under the laws of the State of Kansas with the power generally to conduct business and perform its guarantee obligations under the Indenture.

3.                          The Indenture and guarantee obligations of the Guarantors found therein have been duly authorized by all necessary corporate action of each Guarantor.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Polsinelli PC under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  The information set forth herein is as of the date of this letter, and we undertake no obligation to update this letter in response to or to advise you of subsequent changes in applicable law, or future events or information that might affect the opinions expressed herein.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC

Schedule A

Guarantors

1.              Dodge City Healthcare Partner, Inc., a Kansas corporation

2.              Kansas Healthcare Management Company, Inc., a Kansas corporation

3.              Dodge City Healthcare Group, LLC, a Kansas limited liability company

4.              Kansas Healthcare Management Services, LLC, a Kansas limited liability company